UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     December 20, 2007

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12010 Sunset Hills Road, 9th Floor Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into Material Definitive Agreement.

On December 14, 2007, TerreStar Networks Inc., (“TerreStar”), a majority-owned subsidiary of TerreStar Corporation (formerly Motient Corporation) and Space Systems/Loral, Inc. (“SS/L”) amended the satellite purchase agreement entered into between the parties dated July 14, 2002, as amended (the “Original Agreement”).  The amendment modifies the Original Agreement by creating separate agreements for the purchase of the TerreStar-1 and TerreStar-2 satellites, with each agreement having an effective date of December 13, 2007 (“TS-1 Agreement and TS-2 Agreement,” respectively).

The purpose of amending the Original Agreement with these two separate agreements is to (1) facilitate the transfer of title for the TerreStar-1 satellite from TerreStar to TerreStar Networks (Canada) Inc., a requirement of the spectrum licenses from Industry Canada, (2) incorporate previously disclosed changes to the TerreStar-1 satellite delivery schedule, and (3) incorporate necessary linkages between the TS-1 Agreement and the previously disclosed contract for the TerreStar Space-Based Network between the parties.  The signing of the TS-1 Agreement and TS-2 Agreement does not otherwise change TerreStar’s current obligations under the Original Agreement.

The TS-1 Agreement, which includes in-orbit acceptance of the TerreStar-1 satellite, also includes launch support services, mission operations support services, risk management insurance procurement support, training services and other related items and services.  The firm fixed price for the TerreStar-1 satellite deliverables under the TS-1 Agreement is $224 million, of which, TerreStar has paid SS/L $217 million to date.  In addition to the firm fixed price, the TS-1 Agreement also includes orbital performance incentive payments by TerreStar to SS/L of up to $38 million not including interest over the life of the satellite.

The TS-2 Agreement, which includes in-orbit acceptance of the TerreStar-2 satellite, which is a ground spare, also includes launch support services, mission operations support services, risk management insurance procurement support, training services and other related items and services.  The firm fixed price for the TerreStar-2 satellite deliverables under the TS-2 Agreement is $191.6 million, of which, TerreStar has paid SS/L $116 million to date.  In addition to the firm fixed price, the TS-2 Agreement also includes orbital performance incentive payments by TerreStar to SS/L of up to $49.5 million not including interest over the life of the satellite.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

By:	/s/ Jeffrey W. Epstein
Jeffrey W. Epstein
General Counsel and Secretary

Date:  December 20, 2007